Exhibit 10.4
THIRTEENTH AMENDMENT TO LEASE
THIS THIRTEENTH AMENDMENT TO LEASE (this “Thirteenth Amendment”) is entered into as of this _31_ day of May, 2013 (the “Execution Date”), by and between BMR-LANDMARK AT EASTVIEW LLC, a Delaware limited liability company (“Landlord”), and REGENERON PHARMACEUTICALS, INC., a New York corporation (“Tenant”).
RECITALS
A.WHEREAS, Landlord and Tenant entered into that certain Lease dated as of December 21, 2006, as amended by that certain First Amendment to Lease dated as of October 24, 2007, that certain Second Amendment to Lease dated as of September 30, 2008, that certain Third Amendment to Lease dated as of April 29, 2009, that certain Fourth Amendment to Lease dated as of December 3, 2009, that certain Fifth Amendment to Lease dated as of February 11, 2010, that certain Sixth Amendment to Lease dated as of June 4, 2010, that certain Seventh Amendment to Lease dated as of December 22, 2010, that certain Eighth Amendment to Lease dated as of August 1, 2011, that certain Ninth Amendment to Lease dated as of September 30, 2011, that certain Tenth Amendment to Lease dated as of October 25, 2012, that certain Eleventh Amendment to Lease dated as of April 3, 2013 and that certain Twelfth Amendment to Lease dated as of May _31_, 2013 (collectively, and as the same may have been further amended, amended and restated, supplemented or modified from time to time, the “Lease”), whereby Tenant leases certain premises (the “Premises”) from Landlord at 735, 745, 755, 765 and 777 Old Saw Mill River Road in Tarrytown, New York (collectively, the “Buildings” and each, a “Building”);
B.WHEREAS, Landlord desires to lease to Tenant, and Tenant desires to lease from Landlord, approximately twenty-one thousand two hundred seventy-two (21,272) square feet of additional Rentable Area located on the S-Level of the 777 Building, as depicted on Exhibit A-1 attached hereto (the “777 North Spine Level Premises”), conditioned upon 777 Spine Vacating Tenant (as defined below) vacating and surrendering the 777 North Spine Level Premises to Landlord in accordance with 777 Spine Vacating Tenant’s lease;
C.WHEREAS, Landlord desires to lease to Tenant, and Tenant desires to lease from Landlord, approximately seven thousand five hundred sixty-eight (7,568) square feet of additional Rentable Area located on the Lobby Level of the 777 Building, as depicted on Exhibit A-2 attached hereto (the “777 Northwest Lobby Level Premises” and together with the 777 North Spine Level Premises, the “13th Amendment Expansion Premises”), conditioned upon 777 Lobby Vacating Tenant (as defined below) vacating and surrendering the 777 Northwest Lobby Level Premises to Landlord in accordance with 777 Lobby Vacating Tenant’s lease.
D.WHEREAS, one of Landlord’s tenants currently leases and occupies the 777 North Spine Level Premises (“777 Spine Vacating Tenant”) and another of Landlord’s tenants currently leases and occupies the 777 Northwest Lobby Level Premises (“777 Lobby Vacating Tenant”);
E.WHEREAS, on or about the Execution Date, Landlord and 777 Spine Vacating Tenant have entered into an amendment providing for 777 Spine Vacating Tenant to vacate and surrender the 777 North Spine Level Premises;
F.WHEREAS, on or about the Execution Date, Landlord and 777 Lobby Vacating Tenant have entered into an amendment providing for 777 Lobby Vacating Tenant to vacate and surrender the 777 Northwest Lobby Level Premises; and
G.WHEREAS, Landlord and Tenant desire to modify and amend the Lease only in the respects and on the conditions hereinafter stated.
AGREEMENT

BMR form dated 9/5/12

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:
1.Definitions. For purposes of this Thirteenth Amendment, capitalized terms shall have the meanings ascribed to them in the Lease unless otherwise defined herein. The Lease, as amended by this Thirteenth Amendment, is referred to herein as the “Amended Lease.”
2.Additional Premises.
2.1.    777 North Spine Level Premises.
(a)    Conditional upon 777 Spine Vacating Tenant surrendering the 777 North Spine Level Premises to Landlord in accordance with 777 Spine Vacating Tenant’s lease, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the 777 North Spine Level Premises as of the date (the “777 North Spine Level Premises Commencement Date”) that Landlord tenders possession of the 777 North Spine Level Premises to Tenant in accordance with the terms of Section 4. From and after the 777 North Spine Level Premises Commencement Date, the term “Premises,” as used in the Amended Lease, shall include the 777 North Spine Level Premises. The Term with respect to the 777 North Spine Level Premises shall expire on the Extension Premises Term Expiration Date, subject to Tenant’s option to extend the Term of the Lease as provided in Article 44 of the Lease. Tenant shall execute and deliver to Landlord written acknowledgment of the actual 777 North Spine Level Premises Commencement Date within ten (10) days after Tenant takes occupancy of the 777 North Spine Level Premises, in the form attached as Exhibit C hereto. Failure to execute and deliver such acknowledgment, however, shall not affect the 777 North Spine Level Premises Commencement Date or Landlord’s or Tenant’s liability hereunder. Failure by Tenant to obtain validation by any medical review board or other similar governmental licensing of the 777 North Spine Level Premises required for the Permitted Use by Tenant shall not serve to extend the 777 North Spine Level Premises Commencement Date.
(b)    Landlord shall use commercially reasonable efforts to tender possession of the 777 North Spine Level Premises to Tenant on or before September 1, 2013. If the 777 North Spine Level Premises Commencement Date has not occurred on or before September 1, 2013 for any reason, then the Amended Lease shall not be void or voidable and Landlord shall not be liable to Tenant for any loss or damage resulting therefrom. Notwithstanding anything in the Amended Lease to the contrary, Landlord’s obligation to timely tender possession of the 777 North Spine Level Premises to Tenant shall be subject to extension on a day-for-day basis as a result of Force Majeure. In the event that the 777 North Spine Level Premises Commencement Date has not occurred on or before December 31, 2013 (subject to extension on a day-for-day basis as a result of Force Majeure), then Tenant’s obligation to commence paying Basic Annual Rent for the 777 North Spine Level Premises, as set forth in Section 5.1, will be postponed by two (2) days for each day after December 31, 2013 (as extended for Force Majeure) until the day immediately preceding the 777 North Spine Level Premises Commencement Date.
2.2.    777 Northwest Lobby Level Premises.
(a)    Conditional upon 777 Lobby Vacating Tenant surrendering the 777 Northwest Lobby Level Premises to Landlord in accordance with 777 Lobby Vacating Tenant’s lease, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the 777 Northwest Lobby Level Premises as of the date (the “777 Northwest Lobby Level Premises Commencement Date”) that Landlord tenders possession of the 777 Northwest Lobby Level Premises to Tenant in accordance with the terms of Section 4. From and after the 777 Northwest Lobby Level Premises Commencement Date, the term “Premises,” as used in the Amended Lease, shall include the 777 Northwest Lobby Level Premises. The Term with respect to the 777 Northwest Lobby Level Premises shall expire on the Extension Premises Term Expiration Date, subject to Tenant’s option to extend the Term of the Lease as provided in Article 44 of the Lease. Tenant shall execute and deliver to Landlord written acknowledgment of the actual 777 Northwest Lobby Level Premises Commencement Date within ten (10) days after Tenant takes occupancy of the 777 Northwest Lobby Level Premises, in the form attached as Exhibit C hereto. Failure to execute and deliver such acknowledgment, however, shall not affect the 777 Northwest Lobby Level Premises Commencement Date or Landlord’s or Tenant’s liability hereunder. Failure by Tenant to obtain validation by any medical review board or other similar governmental licensing of the 777 Northwest Lobby Level Premises required for the Permitted Use by Tenant shall not serve to extend the 777 Northwest Lobby Level Premises Commencement Date.
(b)    Landlord shall use commercially reasonable efforts to tender possession of the 777 Northwest Lobby Level Premises to Tenant on or before September 1, 2013. If the 777 Northwest Lobby Level Premises Commencement Date has not occurred on or before September 1, 2013 for any reason, then the Amended Lease shall not be void or voidable and Landlord shall not be liable to Tenant for any loss or damage resulting therefrom. Notwithstanding anything in the Amended Lease to the contrary, Landlord’s obligation to timely tender possession of the 777 Northwest Lobby Level Premises to Tenant shall be subject to extension on a day-for-day basis as a result of Force Majeure. In the event that the 777 Northwest Lobby Level Premises Commencement Date has not occurred on or before December 31, 2013 (subject to extension on a day-for-day basis as a result of Force Majeure), then Tenant’s obligation to commence paying Basic Annual Rent for the 777 Northwest Lobby Level Premises, as set forth in Section 5.2, will be postponed by two (2) days for each day after December 31, 2013 (as extended for Force Majeure) until the day immediately preceding the 777 Northwest Lobby Level Premises Commencement Date.
3.Lease Extension Options. From and after the Execution Date, the first paragraph of Article 44 of the Lease is hereby deleted and replaced with the following:
44.    Option to Extend Term. Tenant shall have three (3) options (each, an “Option”) to extend the Term of this Lease (and, in each case, the Expiration Premises Term Expiration Date and/or the Extension Premises Term Expiration Date, as applicable), with respect to the applicable portion of the Premises extended by an Option, by five (5) years, in each case on the same terms and conditions as this Lease, except as provided below. If Tenant desires to exercise any Option, Tenant must do so by giving Landlord written notice of such exercise at least one (1) year before the Term would otherwise expire. Tenant may exercise its Option to extend the Term only as to any one or more of the following: (a) the entire Retained Premises plus the Corridor Space and the 765 Expansion Premises III, (b) the entire New Whole Building Premises, (c) the entire New Multiple Tenant Building Premises, (d) the Modified Additional Premises, (e) the Swap Premises, 765 Elevator Lobby Premises, the 765 2nd Floor Elevator Lobby Premises and the 765 2nd Floor Corridor Premises, (f) each full floor of the 755 Premises, (g) the 765 Expansion Premises, (h) the 765 Expansion Premises II, (i) C-Level Storage Spaces, (j) the 777 License Area Premises and the 777 S-Level Corridor Premises, (k) the 01 Premises and the Additional 01 Premises, (l) the 777-02 Premises, (m) the 765 Mezz Premises, (n) from and after the High Bay Premises Commencement Date, the High Bay Premises, (o) from and after the 777 North Spine Level Premises Commencement Date, the 777 North Spine Level Premises and (p) from and after the 777 Northwest Lobby Level Premises Commencement Date, the 777 Northwest Lobby Level Premises. If Tenant fails to exercise an Option with respect to less than all of the Premises and the time to do so has lapsed (or if a Retained Premises Early Termination, a termination pursuant to a Swap Premises Termination Option, or any other termination of a portion of the Premises pursuant to the Amended Lease has occurred), then Tenant shall no longer have an Option with respect to those portions of the Premises (y) for which it failed to exercise an Option, although Tenant’s Options for the remaining Premises shall remain in full force and effect or (z) that have terminated.
4.Condition of 13th Amendment Expansion Premises. Tenant acknowledges that, except as expressly set forth herein, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of the 13th Amendment Expansion Premises with respect to the suitability of the same for the conduct of Tenant’s business. Subject to the immediately following sentence, Tenant acknowledges that (a) it is generally familiar with the condition of the 13th Amendment Expansion Premises and agrees to take the same in its condition “as is” as of the 777 North Spine Level Premises Commencement Date (with respect to the 777 North Spine Level Premises) and the 777

Northwest Lobby Level Premises Commencement Date (with respect to the 777 Northwest Lobby Level Premises) and (b) Landlord shall have no obligation to alter, repair or otherwise prepare the 13th Amendment Expansion Premises for Tenant’s occupancy or to pay for any improvements to the 13th Amendment Expansion Premises, except as expressly set forth in Sections 7.1 and 7.2. Notwithstanding the immediately preceding sentence, Landlord shall (p) deliver the 13th Amendment Expansion Premises to Tenant in the same or substantially similar condition as it was on the Execution Date, except that (i) upon delivery, the 13th Amendment Expansion Premises shall be in broom clean condition, (ii) prior to the 777 North Spine Level Premises Commencement Date and the 777 Northwest Lobby Level Premises Commencement Date, as applicable, the 777 Spine Vacating Tenant and the 777 Lobby Vacating Tenant, respectively, may remove any of its personal property from the applicable portion of the 13th Amendment Expansion Premises, (iii) prior to the 777 North Spine Level Premises Commencement Date, Landlord shall remove (and Tenant has no expectation of receiving) the autoclave, glass wash, glass dryer, reverse osmosis/deionized water system and all associated connecting equipment that, as of the Execution Date, exist in the 777 North Spine Level Premises, (iv) prior to the 777 Northwest Lobby Level Premises Commencement Date, Landlord shall install a new demising wall in the location described on Exhibit A-2, (v) prior to the 777 Northwest Lobby Level Premises Commencement Date, Landlord may remove (and Tenant has no expectation of receiving) any bottled gas manifolds and regulators (including all control wiring and local piping within the tank room) and all gas distribution piping (including all associated valves, outlets and other associated equipment) that was installed by the 777 Lobby Vacating Tenant and (vi) Tenant acknowledges that any additional egress required (by Applicable Laws or otherwise) for Tenant to occupy and use the 777 Northwest Lobby Level Premises for the Permitted Use shall be Tenant’s sole responsibility (and shall be installed at Tenant’s sole cost and expense), (q) deliver the 777 North Spine Level Premises demised in the same or substantially similar manner as depicted on Exhibit D attached hereto (which Landlord and Tenant acknowledge is the manner in which the 777 North Spine Level Premises is demised as of the Execution Date) and (r) prior to delivery of the 13th Amendment Expansion Premises, cure any breach of its representations set forth in this Section. Tenant’s taking possession of any portion of the 13th Amendment Expansion Premises, except as otherwise agreed to in writing by Landlord and Tenant, shall conclusively establish that such portion of the 13th Amendment Expansion Premises were at such time in good, sanitary and satisfactory condition and repair. Notwithstanding the foregoing, Landlord represents and warrants to Tenant that, (x) as of the 777 North Spine Level Premises Commencement Date, the Building Systems serving the 777 North Spine Level Premises shall be in good working condition and that the same shall be serviced by Utilities and other base building services, (y) as of the 777 Northwest Lobby Level Premises Commencement Date, the Building Systems serving the 777 Northwest Lobby Level Premises shall be in good working condition and that the same shall be serviced by Utilities and other base building services and (z) as of the Execution Date, to the best of Landlord’s actual knowledge (without any duty of investigation), the 13th Amendment Expansion Premises does not contain any asbestos or asbestos containing materials.
5.Rent.
5.1.    777 North Spine Level Premises. Commencing on the 777 North Spine Level Premises Commencement Date and continuing through the Extension Premises Term Expiration Date (as may be extended in accordance with the Amended Lease), Tenant shall pay to Landlord Basic Annual Rent for the 777 North Spine Level Premises at an initial rate equal to Twenty-Nine and 00/100 Dollars ($29.00) per square foot of Rentable Area of the 777 North Spine Level Premises per year in accordance with the terms for payment of Basic Annual Rent set forth in the Lease. Basic Annual Rent for the 777 North Spine Level Premises shall increase annually every July 1st by two and one-half percent (2.5%) of the then-current applicable Basic Annual Rent for the 777 North Spine Level Premises, with the first such increase occurring as of July 1, 2014. In addition to Basic Annual Rent, commencing on the 777 North Spine Level Premises Commencement Date, Tenant shall pay to Landlord as Additional Rent, at times specified in the Amended Lease, Tenant’s Pro Rata Share of Operating Expenses with respect to the 777 North Spine Level Premises. For the avoidance of doubt, HVAC for the 777 North Spine Level Premises shall be calculated in the same manner as provided in the Amended Lease with respect to the Retained Premises, and the 777 North Spine Level Premises shall be treated as Retained Premises for the purposes of allocation of the CAM Pool Charges in accordance with Exhibit O of the Amended Lease (as of the 777 North Spine Level Premises Commencement Date).
5.2.    777 Northwest Lobby Level Premises. Commencing on the 777 Northwest Lobby Level Premises Commencement Date and continuing through the Extension Premises Term Expiration Date (as may be extended in accordance with the Amended Lease), Tenant shall pay to Landlord Basic Annual Rent for the 777 Northwest Lobby

Level Premises at an initial rate equal to Twenty-Nine and 00/100 Dollars ($29.00) per square foot of Rentable Area of the 777 Northwest Lobby Level Premises per year in accordance with the terms for payment of Basic Annual Rent set forth in the Lease. Basic Annual Rent for the 777 Northwest Lobby Level Premises shall increase annually every July 1st by two and one-half percent (2.5%) of the then-current applicable Basic Annual Rent for the 777 Northwest Lobby Level Premises, with the first such increase occurring as of July 1, 2014. In addition to Basic Annual Rent, commencing on the 777 Northwest Lobby Level Premises Commencement Date, Tenant shall pay to Landlord as Additional Rent, at times specified in the Amended Lease, Tenant’s Pro Rata Share of Operating Expenses with respect to the 777 Northwest Lobby Level Premises. For the avoidance of doubt, HVAC for the 777 Northwest Lobby Level Premises shall be calculated in the same manner as provided in the Amended Lease with respect to the Retained Premises, and the 777 Northwest Lobby Level Premises shall be treated as Retained Premises for the purposes of allocation of the CAM Pool Charges in accordance with Exhibit O of the Amended Lease (as of the 777 Northwest Lobby Level Premises Commencement Date).
6.Tenant’s Pro Rata Shares.
6.1.    777 North Spine Level Premises. From and after the 777 North Spine Level Premises Commencement Date, Tenant’s Pro Rata Shares of the 777 Building, the Existing Project and the Entire Project shall be incrementally increased by the amounts set forth in Exhibit B-1 attached hereto. As of the 777 North Spine Level Premises Commencement Date, the defined terms in Section 2.2 of the Lease shall be automatically amended to reflect the adjustments set forth in this Section. Rentable Area and Tenant’s Pro Rata Shares are all subject to adjustment under the Amended Lease, including pursuant to Section 9.2 of the Lease.
6.2.    777 Northwest Lobby Level Premises. From and after the 777 Northwest Lobby Level Premises Commencement Date, Tenant’s Pro Rata Shares of the 777 Building, the Existing Project and the Entire Project shall be incrementally increased by the amounts set forth in Exhibit B-2 attached hereto. As of the 777 Northwest Lobby Level Premises Commencement Date, the defined terms in Section 2.2 of the Lease shall be automatically amended to reflect the adjustments set forth in this Section. Rentable Area and Tenant’s Pro Rata Shares are all subject to adjustment under the Amended Lease, including pursuant to Section 9.2 of the Lease.
7.Tenant Improvements.
7.1.    777 North Spine Level Premises. Landlord shall make available to Tenant a tenant improvement allowance of Seven Hundred Eighty-Two Thousand Twenty Dollars ($782,020), based on approximately Thirty-Six and 76/100 Dollars ($36.76) per square foot of Rentable Area of the 777 North Spine Level Premises, (the “777 North Spine Allowance”) for Tenant’s performance of its improvements to the 777 North Spine Level Premises (the “777 North Spine Tenant Work”). The 777 North Spine Allowance shall be disbursed in the same manner as the Base TI Allowance under the applicable provisions of Article 5 of the Lease, including the Disbursement Conditions, in order to finance the aforesaid improvements to the 777 North Spine Level Premises. Tenant shall pay Landlord a construction oversight fee of two and one-half percent (2.5%) of the total cost of the 777 North Spine Tenant Work or other improvements performed using the 777 North Spine Allowance, which construction oversight fee may be paid out of the 777 North Spine Allowance. Tenant shall be responsible for performing and completing the 777 North Spine Tenant Work.
7.2.    777 Northwest Lobby Level Premises. Landlord shall make available to Tenant a tenant improvement allowance of One Hundred Eighty-Nine Thousand Two Hundred Dollars ($189,200), based on Twenty-Five Dollars ($25) per square foot of Rentable Area of the 777 Northwest Lobby Level Premises, (the “777 Northwest Lobby Allowance”) for Tenant’s performance of its improvements to the 777 Northwest Lobby Level Premises (the “777 Northwest Lobby Tenant Work”). The 777 Northwest Lobby Allowance shall be disbursed in the same manner as the Base TI Allowance under the applicable provisions of Article 5 of the Lease, including the Disbursement Conditions, in order to finance the aforesaid improvements to the 777 Northwest Lobby Level Premises. Tenant shall pay Landlord a construction oversight fee of two and one-half percent (2.5%) of the total cost of the 777 Northwest Lobby Tenant Work or other improvements performed using the 777 Northwest Lobby Allowance, which construction oversight fee may be paid out of the 777 Northwest Lobby Allowance. Tenant shall be responsible for performing and completing the 777 Northwest Lobby Tenant Work.

7.3.    To the extent a certificate of occupancy is required by Applicable Laws, Tenant shall deliver (or cause to be delivered) to Landlord a certificate of occupancy for all portions of the 13th Amendment Expansion Premises suitable for the Permitted Use.
7.4.    Collectively and individually the 777 North Spine Tenant Work and the 777 Northwest Lobby Tenant Work may be referred to herein as the “Tenant Work.” Collectively and individually the 777 North Spine Allowance and the 777 Northwest Lobby Allowance may be referred to herein as an “Allowance.”
7.5.    All Tenant Work shall be performed in accordance with the applicable provisions of the Lease, including the applicable provisions of Articles 5 and 18; provided, however, if there is a conflict between the terms of the Lease and the terms of this Thirteenth Amendment, then the terms of this Thirteenth Amendment shall control. Landlord and Tenant acknowledge that the Work Letter is not applicable to the Tenant Work; provided, however, that (a) prior to commencing performance of any of the Tenant Work, Tenant shall furnish to Landlord evidence satisfactory to Landlord that insurance coverages required of Tenant under the Work Letter are in effect with respect to the Tenant Work and (b) Tenant assumes the responsibility and liability in connection with the Tenant Work in the same manner as set forth under Section 6 of the Work Letter.
7.6.    Notwithstanding anything to the contrary in the Amended Lease, including this Thirteenth Amendment, any Allowance may be used by Tenant for improvements in any portion of the Premises or any portion of those certain Premises (as defined in that certain Mt. Pleasant Lease dated as of April 3, 2013 by and between Landlord and Tenant), regardless of whether such Allowance was made available to Tenant with respect to a specific portion of the 13th Amendment Expansion Premises. Tenant shall have until the day that (a) with respect to the 777 North Spine Level Premises, is three (3) years after the 777 North Spine Level Premises Commencement Date and (b) with respect to the 777 Northwest Lobby Level Premises, is three (3) years after the 777 Northwest Lobby Level Premises Commencement Date, to submit a disbursement request with all applicable documentation (in the same manner as the Base TI Allowance under the applicable provisions of Article 5 of the Lease, including the Disbursement Conditions) for the unused portion of the applicable Allowance, after which date Landlord’s obligation to fund such costs shall expire.  In no event shall any unused Allowance entitle Tenant to a credit against Rent payable under the Amended Lease.
8.Generator.
8.1.    As of the Execution Date, there is a back-up generator outside the northwest end of the 777 Building (the “Generator”) that is connected to the emergency electrical panels of the 13th Amendment Expansion Premises. Commencing on the 777 North Spine Level Premises Commencement Date or the 777 Northwest Lobby Level Premises Commencement Date, as applicable, and continuing until the date that Tenant elects (in Tenant’s sole discretion) to discontinue use of, and actually disconnects such emergency electrical panels from, the Generator (such period of time with respect to the applicable portion of the Premises, the “Generator Period”), Tenant shall be entitled to use up to its proportionate share (after deducting any power from the Generator required for the Common Area and other common Building systems) of power from the Generator (which proportionate share shall be based on the Rentable Area of the tenants’ (including Tenant) premises that have emergency electrical panels connected to the Generator) on a non-exclusive basis with other tenants that have a premises emergency electrical panel connected to the Generator. The cost of maintaining, repairing and replacing the Generator during the Generator Period shall constitute Operating Expenses, subject to the terms and conditions of Article 8 of the Lease; provided, however, that Tenant’s share of such costs may be more than Tenant’s Pro Rata Share based upon Tenant’s proportionate share of the Generator as described in the immediately preceding sentence. Landlord expressly disclaims any warranties with regard to the Generator or the installation thereof, including any warranty of merchantability or fitness for a particular purpose. During the Generator Period, Landlord shall repair and maintain the Generator in good working condition, but Landlord shall not be liable for any failure to make any repairs or to perform any maintenance that is an obligation of Landlord unless such failure shall persist for an unreasonable time after Tenant provides Landlord with written notice of the need for such repairs or maintenance. During the Generator period, if Landlord enters into a new service contract for the Generator (as opposed to an amendment or extension), then Landlord shall provide a copy of such contract to Tenant within a reasonable period of time after execution thereof. Landlord reserves the right (in its sole and absolute discretion), upon at least ten (10) business days’ prior written notice to Tenant, to disconnect the 13th Amendment Expansion

Premises’ emergency electrical panels from the Generator and simultaneously therewith reconnect the 13th Amendment Expansion Premises’ emergency electrical panels to a different generator, at which time the term “Generator,” as used herein, shall apply to such different generator. The provisions of Section 17.2 of the Lease shall apply to the Generator (including, without limitation, during any period of time during a generator switchover, as discussed in the immediately preceding sentence).
8.2.    At any time from and after the earlier of the 777 North Spine Level Premises Commencement Date and the 777 Northwest Lobby Level Premises Commencement Date, Tenant may (at its sole cost and expense, for its sole use and in accordance with all Applicable Laws), but subject to Landlord’s prior written approval with respect to the location and method of installation of such generator (which approval shall not be unreasonably withheld, conditioned or delayed), install a temporary or permanent generator (the “Tenant Generator”) that services the 13th Amendment Expansion Premises (provided, however, that Tenant shall not be permitted to connect the (a) 777 North Spine Level Premises to the Tenant Generator prior to the 777 North Spine Level Premises Commencement Date and (b) 777 Northwest Lobby Level Premises to the Tenant Generator prior to the 777 Northwest Lobby Level Premises Commencement Date). In such event, (x) the 13th Amendment Expansion Premises shall no longer be connected to the Generator, and therefore the Generator Period shall terminate, (y) any obligation of Landlord or Tenant under Section 8.1 (except for Tenant’s obligation to pay any Operating Expenses from the Generator Period) shall, from and after the termination of the Generator Period, be null and void and of no further force or effect, and from and after the Generator Period, any rights or obligations of either party with respect to the Generator shall be governed by the applicable terms of the Lease and (z) all maintenance, repair and replacement obligations with respect to the Tenant Generator (including the costs and expenses thereof) shall be Tenant’s sole responsibility. Any installation of the Tenant Generator shall be subject to Article 18 of the Lease; provided, however, that Landlord’s consent rights shall not reduce the rights granted to Tenant pursuant to this Section.
9.Termination Option. Tenant shall be entitled to terminate the Amended Lease with respect to the 777 Northwest Lobby Level Premises as of December 31, 2016, December 31, 2021 or December 31, 2026; provided that Tenant (a) provides Landlord with no less than twelve (12) months’ prior written notice and (b) pays (on or before the effective date of such termination) to Landlord a termination fee of (i) if the termination date is December 31, 2016, Two Hundred Fifteen Thousand Ninety and 53/100 Dollars ($215,090.53), (ii) if the termination date is December 31, 2021, One Hundred Twenty-Nine Thousand Fifty-Four and 32/100 ($129,054.32) or (iii) if the termination date is December 31, 2026, Forty-Three Thousand Eighteen and 11/100 ($43,018.11). If Tenant timely exercises its option to terminate the Amended Lease with respect to the 777 Northwest Lobby Level Premises, then Tenant shall surrender the 777 Northwest Lobby Level Premises to Landlord on the applicable surrender date in the condition required by the Amended Lease for surrendering Premises upon the expiration or earlier termination thereof and the Amended Lease (with respect to the 777 Northwest Lobby Level Premises only) shall terminate and be of no further force or effect as of the termination date, except for those provisions that expressly survive the expiration or earlier termination thereof.
10.Parking. The parties acknowledge that, in accordance with the Amended Lease, Tenant shall be entitled to its pro rata share of unreserved parking spaces with respect to each portion of the 13th Amendment Premises leased to Tenant.
11.Broker. Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Thirteenth Amendment, other than Studley, Inc. (“Broker”), and agrees to indemnify, defend and hold Landlord harmless from any and all cost or liability for compensation claimed by any such broker or agent, other than Broker, employed or engaged by it or claiming to have been employed or engaged by it. Broker is entitled to a leasing commission in connection with the making of this Thirteenth Amendment, and Landlord shall pay such commission to Broker pursuant to a separate agreement between Landlord and Broker.
12.No Default. Tenant represents, warrants and covenants that, to the best of Tenant’s knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.
13.Notices. Tenant confirms that, notwithstanding anything in the Lease to the contrary, notices delivered to Tenant pursuant to the Amended Lease should be sent to:

Regeneron Pharmaceuticals, Inc.
777 Old Saw Mill River Road
Tarrytown, New York 10591
Attn: General Counsel;

with a copy to:

Regeneron Pharmaceuticals, Inc.
777 Old Saw Mill River Road
Tarrytown, New York 10591
Attn: Vice President of Facilities.
14.Effect of Thirteenth Amendment. Except as modified by this Thirteenth Amendment, the Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. The covenants, agreements, terms, provisions and conditions contained in this Thirteenth Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and, except as otherwise provided in the Lease, their respective assigns. In the event of any conflict between the terms contained in this Thirteenth Amendment and the Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties. From and after the date hereof, the term “Lease” as used in the Lease shall mean the Lease, as modified by this Thirteenth Amendment.
15.Miscellaneous. This Thirteenth Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Thirteenth Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease, lease amendment or otherwise until execution by and delivery to both Landlord and Tenant.
16.Counterparts. This Thirteenth Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.
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IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands as of the date and year first above written, and acknowledge that they possess the requisite authority to enter into this transaction and to execute this Thirteenth Amendment.
LANDLORD:
BMR-LANDMARK AT EASTVIEW LLC,
a Delaware limited liability company

By:	/s/ Kevin Simonsen
Name:	Kevin M. Simonsen
Title	VP, Real Estate Legal

TENANT:
REGENERON PHARMACEUTICALS, INC.,
a New York corporation

By:	/s/ Murray Goldberg
Name:	Murray A. Goldberg
Title	Senior Vice President, Finance & Administration and Chief Financial Officer

EXHIBIT A-1
777 NORTH SPINE LEVEL PREMISES
[IMAGE]

EXHIBIT A-2
777 NORTHWEST LOBBY LEVEL PREMISES
[IMAGE]

EXHIBIT B-1
TENANT’S PRO RATA SHARES – 777 NORTH SPINE LEVEL PREMISES

Definition or Provision	Means the Following:	Square Feet of Rentable Area	Tenant’s Pro Rata Share of the 777 Building	Tenant’s Pro Rata Share of Existing Project	Tenant’s Pro Rata Share of the Entire Project
Portion of added “Premises” and corresponding Rentable Area	777 North Spine Level Premises	21,272	5.82%	2.57%	1.79%

EXHIBIT B-2
TENANT’S PRO RATA SHARES – 777 NORTHWEST LOBBY LEVEL PREMISES

Definition or Provision	Means the Following:	Square Feet of Rentable Area	Tenant’s Pro Rata Share of the 777 Building	Tenant’s Pro Rata Share of Existing Project	Tenant’s Pro Rata Share of the Entire Project
Portion of added “Premises” and corresponding Rentable Area	777 Northwest Lobby Level Premises	7,568	2.07%	0.91%	0.64%

EXHIBIT C
ACKNOWLEDGEMENT OF 777 [NORTH SPINE][NORTHWEST LOBBY] LEVEL PREMISES COMMENCEMENT DATE

THIS ACKNOWLEDGEMENT OF 777 [NORTH SPINE][NORTHWEST LOBBY] LEVEL PREMISES COMMENCEMENT DATE is entered into as of ______________, 201__, with reference to that certain Lease dated as of December 21, 2006 (the “Original Lease”), as amended by that certain First Amendment to Lease dated as of October 24, 2007 (the “First Amendment”), that certain Second Amendment to Lease dated as of September 30, 2008 (the “Second Amendment”), that certain Third Amendment to Lease dated as of April 29, 2009 (the “Third Amendment”), that certain Fourth Amendment to Lease dated as of December 3, 2009 (the “Fourth Amendment”), that certain Fifth Amendment to Lease dated as of February 11, 2010 (the “Fifth Amendment”), that certain Sixth Amendment to Lease dated as of June 4, 2010 (the “Sixth Amendment”), that certain Seventh Amendment to Lease dated as of December 22, 2010 (the “Seventh Amendment”), that certain Eighth Amendment to Lease dated as of August 1, 2011 (the “Eighth Amendment”), that certain Ninth Amendment to Lease dated as of September 30, 2011 (the “Ninth Amendment”), that certain Tenth Amendment to Lease dated as of October 25, 2012 (the “Tenth Amendment”), that certain Eleventh Amendment to Lease dated as of April 3, 2013 (the “Eleventh Amendment”), that certain Twelfth Amendment to Lease dated as of May ___, 2013 (the “Twelfth Amendment”) and that certain Thirteenth Amendment to Lease dated as of [________] (the “Thirteenth Amendment” and, collectively with the Original Lease and the First Amendment, Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment, Sixth Amendment, Seventh Amendment, Eighth Amendment, Ninth Amendment, Tenth Amendment, Eleventh Amendment and Twelfth Amendment and as the same may have been further amended, amended and restated, supplemented or otherwise modified from time to time, the “Amended Lease”), by REGENERON PHARMACEUTICALS, INC., a New York corporation (“Tenant”), in favor of BMR-LANDMARK AT EASTVIEW LLC, a Delaware limited liability company (“Landlord”). All capitalized terms used herein without definition shall have the meanings ascribed to them in the Amended Lease.

Tenant hereby confirms the following:
1.Tenant accepted possession of the 777 [North Spine][Northwest Lobby] Level Premises on [_______], 20[__].
2.The 777 [North Spine][Northwest Lobby] Level Premises are in good order, condition and repair.
3.The 777 [North Spine][Northwest Lobby] Level Premises were delivered to Tenant in the same or substantially similar condition as it existed on the Execution Date of the Thirteenth Amendment, subject to the terms of Section 4 of the Thirteenth Amendment.
4.All conditions of the Amended Lease with respect to the 777 [North Spine][Northwest Lobby] Level Premises to be performed by Landlord as a condition to the full effectiveness of the Amended Lease have been satisfied.
5.In accordance with the provisions of Section 2 of the Thirteenth Amendment, the 777 [North Spine][Northwest Lobby] Level Premises Commencement Date is [_______], 20[__].
6.Tenant commenced occupancy of the 777 [North Spine][Northwest Lobby] Level Premises for the Permitted Use on [_______], 20[__].
7.The obligation to pay Rent is presently in effect and all Rent obligations on the part of Tenant under the Amended Lease with respect to the 777 [North Spine][Northwest Lobby] Level Premises commenced to accrue on [_______], 20[__], with Basic Annual Rent for the 777 [North Spine][Northwest Lobby] Level Premises payable on the dates and in amounts set forth in the Thirteenth Amendment.
8.The Amended Lease is in full force and effect, and the same represents the entire agreement between Landlord and Tenant concerning the Premises[, except [_______]].

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Tenant has executed this Acknowledgment of 777 [North Spine][Northwest Lobby] Level Premises Commencement Date as of the date first written above.

TENANT:

REGENERON PHARMACEUTICALS, INC.
a New York Corporation
By:     ________________________________
Name:    ________________________________
Title:    ________________________________

EXHIBIT D
DEMISING PLAN OF 777 NORTH SPINE LEVEL PREMISES
[IMAGE]

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NYI-4519779v10